SUB-ADVISORY AGREEMENT

VAN WAGONER ALL-CAP GROWTH
AND SMALL-CAP GROWTH FUNDS

            AGREEMENT (this "Agreement") made this 1ST day of October, 2008, by and among Van Wagoner Funds, Inc., a Maryland corporation (the "Company"), Van Wagoner Capital Management,
Inc., a Delaware corporation (the "Adviser"), and Husic Capital Management, a California limited partnership (the "Portfolio Manager").
W I T N E S S E T H :
            The Company is a diversified open-end management investment company registered as an investment company under the Investment Company Act of 1940 (the "Act"), and subject to the rules and regulations promulgated thereunder. The Company's authorized shares are divided into series, each of which constitutes a separate investment portfolio or funds with different investment objectives and policies. Each share of represents an undivided interest in the assets, subject to the liabilities, allocated to that portfolio.
            The Adviser acts as the "investment adviser" (as defined in Section 2(a) (20) of the Act) to the Van Wagoner (All-Cap Growth and Small-Cap Growth Funds) (the "Funds"), both a series of the Company, pursuant to the terms of an Investment Advisory Agreement. The Adviser is responsible for the day-to-day management and overall administration of the Funds and the coordination of investment of the Funds' assets in portfolio securities. However, specific portfolio purchases and sales for the Funds' investment portfolios, or a portion thereof, are to be made by advisory organizations recommended and selected by the Adviser, subject to the approval of the Board of Directors of the Company.
            WHEREAS, the Adviser and the Company desire to retain the Portfolio Manager as the portfolio manager for the Funds.
            NOW, THEREFORE, the Company, the Adviser and the Portfolio Manager do mutually promise and agree as follows:
            1.	Employment.  The Adviser being duly authorized
hereby appoints and employs the Portfolio Manager as a discretionary portfolio manager to the Funds for those assets of the Funds which the Adviser determines to assign to the
Portfolio Manager (those assets being referred to as the "Funds Account"), for the period and on the terms set forth in this Agreement. The Portfolio Manager hereby accepts the appointment as a discretionary portfolio manager and agrees to use its best professional judgment to make timely investment decisions for the Funds with respect to the investments of the Funds Account in accordance with the provisions of this Agreement.
            2.	Authority of the Portfolio Manager.  The Portfolio
Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Company or the Funds in any way or otherwise be deemed an agent of the Company or the Funds.
            3.	Portfolio Management Services of the Portfolio
Manager.  The Portfolio Manager is hereby employed and
authorized to select portfolio securities for investment by the Funds, to purchase and sell securities of the Funds Account, and upon making any purchase or sale decision, to place orders for the execution of such portfolio transactions in accordance with paragraphs 5 and 11 hereof and such operational procedures as may be agreed to from time to time by the Portfolio Manager and the Company or the Adviser (the "Operational Procedures"). In providing portfolio management services to the Funds Account, the Portfolio Manager shall be subject to such investment restrictions as are set forth in the Act and the rules thereunder, the Internal Revenue Code, applicable state
securities laws, the supervision and control of the Board of Directors of the Company, such specific instructions as the
Board of Directors may adopt and communicate to the Portfolio Manager, the investment objectives, policies and restrictions of the Funds furnished pursuant to paragraph 4, the provisions of Schedule A hereto and instructions from the Adviser. The Portfolio Manager is not authorized by the Company to take any action, including the purchase or sale of securities for the
Funds Account, in contravention of any restriction, limitation, objective, policy or instruction described in the previous sentence. The Portfolio Manager shall maintain on behalf of the Funds the records listed in Schedule A hereto (as amended from time to time). At the Company's or the Adviser's reasonable request, the Portfolio Manager will consult with the Company or with the Adviser with respect to any decision made by it with respect to the investments of the Funds Account.
            4.	Investment Objectives, Policies and Restrictions.
The Company will provide the Portfolio Manager with a statement of the investment objectives, policies and restrictions
applicable to the Funds and any specific investment restrictions applicable to the Funds as established by the Company, including those set forth in its registration statement under the Act and the Securities Act of 1933, as amended. The Company retains the right, on written notice to the Portfolio Manager from the
Company or the Adviser, to modify any such objectives, policies or restrictions in any manner at any time.
            5.	Transaction Procedures.  All transactions will be
consummated by payment to or delivery by the Funds' custodian
(the "Custodian"), or such depositories or agents as may be designated by the Custodian in writing of all cash and/or securities due to or from the Funds Account, and the Portfolio Manager shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Portfolio Manager shall advise the Custodian and confirm in writing to the Company and to the Funds' administrator, or any other designated agent of the Company, all transactions for the Funds Account executed by it with brokers and dealers at the time and in the manner as set forth in the Operational Procedures. The
Portfolio Manager shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Portfolio Manager. The Company shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Portfolio Manager
shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian, except that it shall be the responsibility of the Adviser to take appropriate action if the Custodian fails to confirm in writing proper execution of the instructions.
            6.	Proxies.  The Company or the Adviser will vote all
proxies solicited by or with respect to the issuers of
securities in which assets of the Funds Account may be invested from time to time. At the request of the Company, the Portfolio Manager shall provide the Company with its recommendations as to the voting of such proxies.
            7.	Compensation of the Portfolio Manager.  The
compensation of the Portfolio Manager for its services under this Agreement shall be calculated and paid by the Adviser in accordance with the attached Schedule B. Pursuant to the provisions of the Investment Advisory Agreement between the Company and the Adviser, the Adviser is solely responsible for the payment of fees to the Portfolio Manager, and the Portfolio Manager agrees to seek payment of its fees solely from the Adviser.
            8.	Other Investment Activities of the Portfolio
Manager. The Company acknowledges that the Portfolio Manager or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Portfolio Manager, its affiliates or any of its or their directors, officers, agents or employees may buy, sell or trade in any securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of paragraph
2 hereof, the Company agrees that the Portfolio Manager or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Funds Account, provided that the Portfolio Manager acts in good faith, and provided further, that it is the Portfolio Manager's policy to allocate, within its reasonable discretion, investment opportunities to the Funds Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Funds and any specific investment restrictions applicable thereto. The Company acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Funds Account may have an interest from time to time, whether in transactions which involve the Funds Account or otherwise. The Portfolio Manager shall have no obligation to acquire for the Funds Account a position in any investment which any Affiliated Account may acquire, and the Company shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Funds Account or otherwise.

            9.	Certificate of Authority.  The Company, the Adviser
and the Portfolio Manager shall furnish to each other from time to time certified copies of the resolutions of their Boards of Directors or executive committees, as the case may be, evidencing the authority of officers and employees who are authorized to act on behalf of the Company, the Funds Account, the Portfolio Manager and/or the Adviser.
            10.	Liability.  In the absence of willful misfeasance,
bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Portfolio Manager, the Portfolio Manager shall not be liable for any act or omission in the course of, or connected with, rendering services hereunder, or for any losses that may be sustained in the purchase, holding or sale of any security.
            11.	Brokerage Commissions.  The Adviser, subject to the
control and direction of the Board of Directors of the Company, and the Portfolio Manager, subject to the control and direction of the Board of Directors of the Company and the Adviser, shall have authority and discretion to select brokers and dealers to execute portfolio transactions initiated by the Portfolio
Manager for the Funds and for the selection of the markets on or in which the transactions will be executed. The Adviser or the Portfolio Manager may cause the Funds to pay a broker-dealer which provides brokerage and research services, as such services are defined in Section 28(e) of the Securities Exchange Act of
1934 (the "Exchange Act"), to the Adviser or the Portfolio
Manager a commission for effecting a securities transaction in excess of the amount another broker-dealer would have charged for effecting such transaction, if the Adviser or the Portfolio Manager determines in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the executing broker-dealer viewed in terms of either that particular transaction or his overall responsibilities with respect to the accounts as to which he exercises investment discretion (as defined in Section 3(a)(35)
of the Exchange Act). The Portfolio Manager shall provide such reports as the Board of Directors of the Company or the Adviser
may reasonably request with respect to the Funds' total
brokerage and the manner in which that brokerage was allocated.
            12.	Confidentiality.  Subject to the duty of the
Portfolio Manager and the Company to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as
confidential all information pertaining to the Funds Account and the actions of the Portfolio Manager and the Company in respect thereto.
            13.	Representations, Warranties and Agreements of  the
Company.  The Company represents, warrants and agrees that:
         A.	The Portfolio Manager has been duly appointed
by the Board of Directors of the Company to provide
investment services to the Funds Account as contemplated
hereby.
         B.	The Company will deliver to the Portfolio
Manager a true and complete copy of its then current
prospectus and statement of additional information as
effective from time to time and such other documents or
instruments governing the investment of the Funds Account
and such other information as is necessary for the
Portfolio Manager to carry out its obligations under this
Agreement.
            14.	Representations, Warranties and Agreements of the
Portfolio Manager.  The Portfolio Manager represents, warrants and agrees that:
         A.	The Portfolio Manager is registered as an
"investment adviser" under the Investment Advisers Act of
1940 ("Advisers Act"); or is a "bank" as defined in
Section 202(a)(2) of the Advisers Act or an "insurance
company" as defined in Section 202(a)(2) of the Advisers
Act.
         B.	The Portfolio Manager will maintain, keep
current and preserve on behalf of the Company, in the
manner required or permitted by the Act, the records
identified in Schedule A.  The Portfolio Manager agrees
that such records (unless otherwise indicated on Schedule
A) are the property of the Company, and will be
surrendered to the Company promptly upon request.
         C.	The Portfolio Manager will complete such
reports concerning purchases or sales of securities on
behalf of the Funds Account as the Adviser or the Company
may from time to time require to ensure compliance with
the Act, the Internal Revenue Code and applicable state
securities laws.
         D.	The Portfolio Manager will adopt a written code
of ethics complying with the requirements of Rule 17j-1
under the Act and will provide the Company with a copy of
the code of ethics and evidence of its adoption.  Upon
the written request of the Company, the Portfolio Manager
shall permit the Company, its employees or its agents to
examine the reports required to be made to the Portfolio
Manager by Rule 17j-1(c)(1).
         E.	The Portfolio Manager will promptly after
filing with the Securities and Exchange Commission an
amendment to its Form ADV furnish a copy of such
amendment to the Company and the Adviser.
         F.	The Portfolio Manager will immediately notify
the Company and the Adviser of the occurrence of any
event which would disqualify the Portfolio Manager from
serving as an investment adviser of an investment company
pursuant to Section 9(a) of the Act or otherwise.
            15.	Amendments.  This Agreement may be amended by the
mutual consent of the parties; provided, however, that in no event may it be amended without the approval of the Board of Directors in the manner required by the Act.
            16.	Termination.  This Agreement may be terminated at
any time, without the payment of any penalty, by any party hereto immediately upon written notice to the others in the event of a breach of any provision hereof by the party so notified, or otherwise, upon giving sixty (60) days' written notice to the others, but any such termination shall not affect the status, obligations or liabilities of any party hereto to the others. This Agreement shall terminate automatically in the event of its assignment (as defined in Section 2(a)(4) of the Act). Subject to prior termination as hereinbefore provided, this Agreement shall continue in effect for an initial period beginning as of the date hereof and ending on the second anniversary of this Agreement and indefinitely thereafter, but only so long as the continuance after such initial period is specifically approved annually by the Board of Directors of the Company in the manner required by the Act.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day first above written.

VAN WAGONER FUNDSS, INC.
(the "Company")

By:



VAN WAGONER CAPITAL MANAGEMENT, INC.
(the "Adviser")

By:


HUSIC CAPITAL Management
(the "Portfolio Manager")

By:


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SCHEDULE A

RECORDS TO BE MAINTAINED BY THE PORTFOLIO MANAGER

1.	(1940 Act Rule 31a-1(b)(5) and (6)).  A record of each
brokerage order, and all other portfolio purchases and sales, given by the Portfolio Manager on behalf of the Funds for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such records shall include:

            A. The name of the broker;
            B. The terms and conditions of the order and of any
               modifications or cancellation thereof;
            C. The time of entry or cancellation;
            D. The price at which executed;
            E. The time of receipt of a report of execution; and
            F. The name of the person who placed the order on
               behalf of the Funds.

2.	(1940 Act Rule 31a-1(b)(9)).  A record for each fiscal
quarter, completed within ten (10) days after the end of the quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers was effected, and the division of brokerage commissions or other compensation on such purchase and sale orders. Such record:

            A.	Shall include the consideration given to:
(i)	the sale of shares of the Funds by brokers or dealers.

(ii)	The supplying of services or benefits by brokers
or dealers to:
(a)	The Funds,
(b)	The Adviser,
(c)	The Portfolio Manager, and
(d)	Any person other than the foregoing.
            B.	Any other consideration other than the technical
qualifications of the brokers and dealers as such.
            C.	Shall show the nature of the services or benefits
made available.
            D.	Shall describe in detail the application of any
general or specific formula or other determinant used in
arriving at such allocation of purchase and sale orders and such division of brokerage commissions or other compensation.
            E.	The name of the person responsible for making the
determination of such allocation and such division of brokerage commissions or other compensation.

3.	(1940 Act Rule 31a-1(b)(10)).  A record in the form of an
appropriate memorandum identifying the person or persons, committees or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept of the names of its members who participate in the authorization. There shall be retained as part of this record: any memorandum, recommendation or instruction supporting or authorizing the purchase or sale of portfolio securities and such other information as is appropriate to support the authorization. [1]

4.	(1940 Act Rule 31a-1(f)).  Such accounts, books and other
documents as are required to be maintained by registered investment advisers by rule adopted under Section 204 of the Investment Advisers Act of 1940, to the extent such records are necessary or appropriate to record the Portfolio Manager's transactions with respect to the Funds
Account.

[1] Such information might include: the current Form 10-K, annual and quarterly reports, press releases, reports by analysts and from brokerage firms (including their recommendation, i.e., buy, sell, hold) or any internal reports or portfolio adviser reviews).


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SCHEDULE B

FEE SCHEDULE

For its services to the Funds, the Adviser shall pay the Portfolio Manager a fee, paid monthly, based on the average net asset value of the Funds, as determined by valuations made as of the close of each business day of the month. For the All-Cap Growth Fund, the fee shall be 1/12 of 0.5% of the average daily net assets of the Fund above $5 million. For the Small-Cap Growth Fund, the fee shall be 1/12 of 0.6% of the daily net assets of the Fund above $10 million.

The fee shall be pro-rated for any month during which the Agreement is in effect for only a portion of the month.